                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY



                              VAIL RESORTS, INC.,
                                   as Issuer

                         THE GUARANTORS NAMED HEREIN,
                                 as Guarantors

                   UNITED STATES TRUST COMPANY OF NEW YORK,
                                  as Trustee



                   8 3/4% SENIOR SUBORDINATED NOTES DUE 2009


                         -----------------------------


                                   INDENTURE



                           Dated as of May 11, 1999

                         -----------------------------

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE 1.          DEFINITIONS AND INCORPORATION BY REFERENCE..................................................  1
Section 1.01        Definitions.................................................................................  1
Section 1.02        Other Definitions........................................................................... 19
Section 1.03        Incorporation by Reference of Trust Indenture Act........................................... 20
Section 1.04        Rules of Construction....................................................................... 20
Section 1.05        Compliance Certificates and Opinions........................................................ 21
Section 1.06        Form of Documents Delivered to Trustee...................................................... 22
Section 1.07        Acts of Holders............................................................................. 22

ARTICLE 2.          THE NOTES .................................................................................. 23
Section 2.01.       Form and Dating............................................................................. 23
Section 2.02.       Execution and Authentication................................................................ 24
Section 2.03.       Registrar and Paying Agent.................................................................. 25
Section 2.04.       Paying Agent to Hold Assets in Trust........................................................ 25
Section 2.05.       Holder Lists................................................................................ 25
Section 2.06.       Transfer and Exchange....................................................................... 26
Section 2.07        Replacement Notes............................................................................39
Section 2.08        Outstanding Notes............................................................................40
Section 2.09        Treasury Notes...............................................................................40
Section 2.10        Temporary Notes..............................................................................40
Section 2.11        Cancellation.................................................................................41
Section 2.12.       Defaulted Interest.......................................................................... 41
Section 2.13        CUSIP Number................................................................................ 42
Section 2.14        Deposit of Moneys........................................................................... 42
Section 2.15        Issuance of Additional Notes.................................................................42

ARTICLE 3.          REDEMPTION AND OFFERS TO PURCHASE........................................................... 43
Section 3.01        Applicability of Article.................................................................... 43
Section 3.02        Election to Redeem; Notice to Trustee....................................................... 43
Section 3.03        Selection of Notes to Be Redeemed........................................................... 43
Section 3.04        Notice of Redemption........................................................................ 44
Section 3.05        Deposit of Redemption Price................................................................. 45
Section 3.06        Notes Payable on Redemption Date............................................................ 45
Section 3.07        Notes Redeemed in Part...................................................................... 45
Section 3.08        Optional Redemption......................................................................... 46
Section 3.09        Mandatory Redemption........................................................................ 46
Section 3.10        Offer to Purchase by Application of Excess Proceeds......................................... 46

ARTICLE 4.          COVENANTS................................................................................... 49
Section 4.01        Payment of Notes............................................................................ 49
Section 4.02        Maintenance of Office or Agency............................................................. 49
Section 4.03        Money for Security Payments to be Held in Trust............................................. 50
Section 4.04        Reports..................................................................................... 51
Section 4.05        Compliance Certificate...................................................................... 52

                                     D-i-

Section 4.06        Taxes....................................................................................... 52
Section 4.07        Stay, Extension and Usury Laws.............................................................. 52
Section 4.08        Corporate Existence; Maintenance
                    of Properties and Insurance................................................................. 53
Section 4.09        Limitation on the Incurrence of Indebtedness and
                    Issuance of Preferred Stock................................................................. 53
Section 4.10        Limitation on Restricted Payments........................................................... 56
Section 4.11        Limitation on Liens......................................................................... 58
Section 4.12        Limitation on Transactions with Affiliates.................................................. 59
Section 4.13        Limitation on Dividend and Other Payment Restrictions
                    Affecting Subsidiaries...................................................................... 59
Section 4.14        Limitation on Layering Debt................................................................. 60
Section 4.15        Payments for Consent........................................................................ 61
Section 4.16        Asset Sales................................................................................. 61
Section 4.17        Offer to Repurchase Upon Change of Control.................................................. 62
Section 4.18        Additional Subsidiary Guarantees............................................................ 64

ARTICLE 5.          SUCCESSORS.................................................................................. 65
Section 5.01        Limitation on Merger, Consolidation or Sale of Assets....................................... 65
Section 5.02        Successor Person Substituted................................................................ 66

ARTICLE 6.          DEFAULTS AND REMEDIES....................................................................... 66
Section 6.01        Events of Default........................................................................... 66
Section 6.02        Acceleration of Maturity.................................................................... 68
Section 6.03        Other Remedies.............................................................................. 68
Section 6.04        Waiver of Past Defaults..................................................................... 69
Section 6.05        Control by Majority......................................................................... 69
Section 6.06        Limitation on Suits......................................................................... 69
Section 6.07        Rights of Holders to Receive Payment........................................................ 70
Section 6.08        Collection Suit by Trustee.................................................................. 70
Section 6.09        Trustee May File Proofs of Claim............................................................ 70
Section 6.10        Priorities.................................................................................. 71
Section 6.11        Undertaking for Costs....................................................................... 71

ARTICLE 7.          TRUSTEE..................................................................................... 72
Section 7.01        Duties of Trustee........................................................................... 72
Section 7.02        Rights of Trustee........................................................................... 73
Section 7.03        Individual Rights of Trustee................................................................ 74
Section 7.04        Trustee's Disclaimer........................................................................ 74
Section 7.05        Notice of Defaults.......................................................................... 75
Section 7.06        Reports by Trustee to Holders............................................................... 75
Section 7.07        Compensation and Indemnity.................................................................. 75
Section 7.08        Replacement of Trustee...................................................................... 77
Section 7.09        Successor Trustee by Merger, etc............................................................ 78
Section 7.10        Eligibility; Disqualification............................................................... 78
Section 7.11        Preferential Collection of Claims Against Company........................................... 78



                                     D-ii-

ARTICLE 8.          LEGAL DEFEASANCE AND COVENANT DEFEASANCE.................................................... 79
Section 8.01        Option to Effect Legal Defeasance or Covenant Defeasance.................................... 79
Section 8.02        Legal Defeasance and Discharge.............................................................. 79
Section 8.03        Covenant Defeasance......................................................................... 79
Section 8.04        Conditions to Legal Defeasance or Covenant Defeasance....................................... 80
Section 8.05        Deposited Money and Government Securities to be Held in Trust;
                    Other Miscellaneous Provisions.............................................................. 81
Section 8.06        Repayment to Company........................................................................ 82
Section 8.07        Reinstatement............................................................................... 82

ARTICLE 9.          AMENDMENTS.................................................................................. 82
Section 9.01        Without Consent of Holders.................................................................. 82
Section 9.02        With Consent of Holders..................................................................... 83
Section 9.03        Compliance with Trust Indenture Act......................................................... 85
Section 9.04        Revocation and Effect of Consents........................................................... 85
Section 9.05        Notation on or Exchange of Notes............................................................ 85
Section 9.06        Trustee to Sign Amendments, etc............................................................. 85

ARTICLE 10.         SUBORDINATION............................................................................... 86
Section 10.01       Agreement to Subordinate.................................................................... 86
Section 10.02       Liquidation; Dissolution; Bankruptcy........................................................ 86
Section 10.03       Default on Designated Senior Debt........................................................... 86
Section 10.04       Acceleration of Notes....................................................................... 88
Section 10.05       When Distribution Must be Paid Over......................................................... 88
Section 10.06       Notice by Company........................................................................... 89
Section 10.07       Subrogation................................................................................. 89
Section 10.08       Relative Rights............................................................................. 89
Section 10.09       Subordination May Not be Impaired by Company................................................ 90
Section 10.10       Distribution or Notice to Representative.................................................... 90
Section 10.11       Rights of Trustee and Paying Agent.......................................................... 90
Section 10.12       Authorization to Effect Subordination....................................................... 91

ARTICLE 11.         SATISFACTION AND DISCHARGE.................................................................. 91
Section 11.01       Satisfaction and Discharge of Indenture..................................................... 91
Section 11.02       Application of Trust Money.................................................................. 92

ARTICLE 12.         SUBSIDIARY GUARANTEES....................................................................... 92
Section 12.01       Subsidiary Guarantee........................................................................ 92
Section 12.02       Obligation of the Guarantors Unconditional.................................................. 93
Section 12.03       Waiver Relating to Subsidiary Guarantees.....................................................93
Section 12.04       Subordination of Subsidiary Guarantees.......................................................94
Section 12.05       Guarantors May Consolidate, etc., on Certain Terms.......................................... 94
Section 12.06       Release of Subsidiary Guarantee............................................................. 94
Section 12.07       Contribution of Guarantors.................................................................. 95
Section 12.08.      Reinstatement of Subsidiary Guarantees...................................................... 95


                                    D-iii-

MISCELLANEOUS................................................................................................... 96
Section 13.01       Trust Indenture Act Controls................................................................ 96
Section 13.02       Notices..................................................................................... 96
Section 13.03       Communication by Holders with Other Holders................................................. 97
Section 13.04       Certificate and Opinion as to Conditions Precedent.......................................... 97
Section 13.05       Rules by Trustee and Agents................................................................. 97
Section 13.06       Legal Holidays.............................................................................. 98
Section 13.07       No Personal Liability of Directors, Officers, Employees,
                    Incorporators and Stockholders.............................................................. 98
Section 13.08       Governing Law; Submission to Jurisdiction................................................... 98
Section 13.09       No Adverse Interpretation of Other Agreements............................................... 98
Section 13.10       Successors and Assigns...................................................................... 98
Section 13.11       Severability................................................................................ 99
Section 13.12       Counterpart Originals....................................................................... 99
Section 13.13       Table of Contents, Headings, etc............................................................ 99

EXHIBITS
Exhibit A           Form of Note
Exhibit B           Form of Certificate of Transfer
Exhibit C           Form of Certificate of Exchange
Exhibit D           Form of Certificate from Acquiring Institutional Accredited Investor



                                     D-iv-

                            CROSS-REFERENCE TABLE*

Trust Indenture      Act Section                                                            Indenture Section

  310(a)(1)........................................................................................7.10
     (a)(2)........................................................................................7.10
     (a)(3)........................................................................................N.A.
     (a)(4)........................................................................................N.A.
     (a)(5)........................................................................................7.10
     (b).....................................................................................7.08, 7.10
     (c)...........................................................................................N.A.
  311(a)...........................................................................................7.11
     (b)...........................................................................................7.11
     (c)...........................................................................................N.A.
  312(a)...........................................................................................2.05
     (b)..........................................................................................13.03
     (c)..........................................................................................13.03
  313(a)...........................................................................................7.06
     (b)(1)........................................................................................N.A.
     (b)(2)..................................................................................7.06; 7.07
     (c)...........................................................................................7.06
     (d)...........................................................................................7.06
  314(a).....................................................................................4.04, 4.05
     (b)...........................................................................................N.A.
     (c)(1).......................................................................................13.04
     (c)(2).......................................................................................13.04
     (c)(3)........................................................................................N.A.
     (d)...........................................................................................N.A.
     (e)...........................................................................................1.05
     (f)............................................................................................N.A.
  315(a)...........................................................................................7.01
     (b).....................................................................................7.05;13.02
     (c)...........................................................................................7.01
     (d)...........................................................................................7.01
     (e)...........................................................................................6.11
  316(a)(last sentence)............................................................................2.09
     (a)(1)(A).....................................................................................6.05
     (a)(1)(B).....................................................................................6.04
     (a)(2)........................................................................................N.A.
     (b)...........................................................................................6.07
     (c)...........................................................................................1.07
  317(a)(1)........................................................................................6.08
     (a)(2)........................................................................................6.09
     (b)...........................................................................................2.04
  318(a)..........................................................................................13.01
     (b)...........................................................................................N.A.
     (c)..........................................................................................13.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                     -D-v-

     INDENTURE, dated as of May 11, 1999, among VAIL RESORTS, INC., a Delaware corporation (the "Company"), as Issuer, the Guarantors named on the signature pages hereto, as Guarantors, and United States Trust Company of New York, a bank and trust company organized under the New York Banking Law, as trustee (the "Trustee").

     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8 3/4% Senior Subordinated Notes due 2009 of the Company (the "Notes").


                                  ARTICLE 1.

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  Definitions

     "144A Global Note" means a global note substantially in the form of Exhibit
                                                                         -------
A hereto bearing the Global Note Legend and the Private Placement Legend and
-
deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the initial outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness or preferred stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness or preferred stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Notes" means, subject to the Company's compliance with Section
4.09 hereof, 8 3/4% Senior Subordinated Notes due 2009 issued from time to time after May 11, 1999 under the terms of this Indenture (other than those issued pursuant to Sections 2.06, 2.07, 2.10, 3.07, 3.10, 4.17 or 9.05 of this
Indenture and other than Exchange Notes issued pursuant to an Exchange Offer for other Notes outstanding under this Indenture).

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agent" means any Registrar or Paying Agent.

     "Agent Members" means members of, or participants in, the Depositary.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interest in any Global Note, the rule and regulations and procedures of the Depositary that apply to such transfer or exchange.

     "Apollo" means Apollo Ski Partners, an indirect subsidiary of Apollo Advisors, L.P., a Delaware limited partnership.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition (collectively, "dispositions") of any assets or rights (including, without limitation, by way of a Sale and Leaseback Transaction), other than dispositions of inventory or sales or leases of real estate constituting Real Estate Held for Sale in the ordinary course of business, and (ii) the issuance of Equity Interests by any Restricted Subsidiary or the disposition by the Company or a Restricted Subsidiary of Equity Interests in any of the Company's Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary of the Company), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $3.0 million or (b) for net proceeds in excess of $3.0 million. Notwithstanding the foregoing, the following will be deemed not to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iii) a Permitted Investment or Restricted Payment that is permitted by Section 4.10 hereof; (iv) a disposition of Cash Equivalents solely for cash or other Cash Equivalents; (v) a disposition in the ordinary course of business of used, worn-out, obsolete, damaged or replaced equipment; (vi) the grant of licenses to third parties in respect of intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries, as applicable; (vii) any disposition of properties or assets that is governed by Section 4.17 hereof or Section 5.01 hereof; and (viii) the granting or incurrence of any Permitted Lien.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign, federal or state law for the relief of debtors, as amended.

     "Board of Directors" means, with respect to any Person, the board of directors of such Person, or any duly authorized committee of such board of directors.

     "Board Resolution" means a duly adopted resolution of the Board of Directors of the Company in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

     "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (a) marketable obligations issued or unconditionally guaranteed by the U.S. or issued by any of its agencies and backed by the full faith and credit of the U.S., in each case maturing within one year from the date of acquisition; (b) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the laws of the U.S. or any of its states having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition); (c) commercial paper and similar obligations rated "P-1" by Moody's Investors Service, Inc. ("Moody's") or "A-1" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"); (d) readily marketable tax-free municipal bonds of domestic issuer rated "A-2" or better by Moody's or "A" or better by S&P, and maturing within one year from the date of issuance; and (e) mutual funds or money market accounts investing primarily in items described in clauses (a) through (d) above.

     "Cedel" means Cedel Bank, societe anonyme.

     "Change of Control" means, with respect to the Company or any successor Person permitted under Article 5 hereof, the occurrence of any of the following:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Apollo and its Affiliates, acquires "beneficial ownership" (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding shares of Voting Stock except to the extent that, and so long as, Apollo and its affiliates hold the right, by voting power, contract or otherwise, to elect or designate, and do so elect or designate, a majority of the Company's Board of Directors; (b) the Company consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into the Company and, in the case of any such transaction, the outstanding common stock of the Company is changed or exchanged as a result, unless the shareholders of the Company immediately before such transaction own, directly or indirectly, at least 51% of the outstanding shares of Voting Stock of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction (except to the extent that, and so long as, Apollo and its affiliates hold the right, by voting power or otherwise, to elect or designate, and do so elect or designate, a majority of the Board of Directors of the corporation resulting from such transaction); or
(c)
the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Closing Date" means May 11, 1999.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

     "Company" means Vail Resorts, Inc., a Delaware corporation, and any successor thereto pursuant to Section 5.01 hereof.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President, Senior Vice President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (iii) Consolidated Interest Expense, and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Resort EBITDA of such Person for such period to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems, repays or otherwise retires any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption, repayment or retirement of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) (a) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and (b) other transactions consummated by the Company or any of its Restricted Subsidiaries with respect to which pro forma effect may be given pursuant to Article 11 of Regulation S-X under the Securities Act, in each case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Resort EBITDA for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Resort EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent (x) that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date, or (without duplication)
(y) such Consolidated Interest Expense is less than the Consolidated Resort EBITDA attributable to such discontinued operations for the same period.

     "Consolidated Interest Expense" means with respect to any Person for any period the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense for such period on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), in each case, on a consolidated basis and in accordance with GAAP, and (iv) any Preferred Stock dividends paid in cash by the Company or any of its Restricted Subsidiaries to a Person other than the Company or any of its Restricted Subsidiaries, determined, in each case, on a consolidated basis and in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the net income (but not loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash by such Person during such period to the referent Person or a Restricted Subsidiary thereof, (ii) the net income (but not loss) of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person and its consolidated Restricted Subsidiaries as of such date, less (without duplication) amounts attributable to Disqualified Stock of such Person, in each case determined in accordance with GAAP.

     "Consolidated Resort EBITDA" means, with respect to any Person for any period, the Consolidated EBITDA of such Person for such period minus consolidated real estate revenue of such Person and its Restricted Subsidiaries for such period plus consolidated real estate operating expenses of such Person and its Restricted Subsidiaries for such period minus any portion of such Consolidated EBITDA attributable to Unrestricted Subsidiaries of such Person for such period, in each case as reported on such Person's consolidated statement of operations and determined on a consolidated basis and in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 114 West 47th Street, New York, New York 10036.

     "Credit Agreement" means that certain amended and restated credit agreement, dated as of May 1, 1999, by and among the Company, the lenders named therein, Nationsbank, N.A. as Agent, and NationsBanc Montgomery Securities LLC, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Definitive Notes" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of

Exhibit A hereto except that such Note shall not bear the Global Note Legend and
---------
shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to any Global Note, the Person specified in Section 2.03 hereof as the Depositary with respect to such Note, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Debt" of any Person means (i) any Indebtedness of such Person outstanding under the Credit Agreement and (ii) any other Senior Debt of such Person, the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt" of such Person.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring on or prior to 91 days after the date on which the Notes mature shall not constitute Disqualified Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable in any respect to the holders of such Capital Stock than the terms applicable to the Notes pursuant to Sections 3.10,
4.16 and 4.17 hereof; and (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means (1) a public or private sale of Capital Stock of the Company and (ii) the sale of other securities convertible or exchangeable into Capital Stock (other than Disqualified Stock) of the Company; provided, an Equity Offering shall be deemed to occur with respect to all or a portion of such securities only upon the conversion or exchange of such securities into Capital Stock.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Event of Default" has the meaning set forth in Section 6.01 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

     "Exchange Offer" means the offer that may be made by the Company pursuant to any Registration Rights Agreement to exchange Notes for Exchange Notes and any similar exchange of Additional Notes.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Existing Indebtedness" means Indebtedness of the Company and the Company's Subsidiaries (other than Indebtedness under the Credit Agreement and the Notes) in existence on the Closing Date until such Indebtedness is repaid.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States from time to time.

     "Global Note" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto that bears the Global Note Legend and that has the "Schedule of
---------
Exchange of Interests in the Global Note" attached thereto.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor" means (i) each of the Company's Restricted Subsidiaries that is a party to this Indenture on the date of execution and delivery of this Indenture and (ii) each other Person that becomes a guarantor of the obligations of the Company under the Notes and this Indenture from time to time in accordance with the provisions of this Indenture, and their respective successors and assigns; provided, however, that "Guarantor" shall not include any Person that is released from its Guarantee of the obligations of the Company under the Notes and this Indenture as provided in Article 12 hereof.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap, cap or collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "Holder" means a Person in whose name a Note is registered.

     "IAI Global Note" means a global note substantially in the form of Exhibit
                                                                        -------
A hereto bearing the Global Note Legend and the Private Placement Legend (with
-
such changes therein as may be necessary or appropriate to reflect the interest of an Institutional Accredited Investor) and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold or otherwise transferred to Institutional Accredited Investors.

     "Indebtedness" means, with respect to any Person, without duplication, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than one year after taking title to such property) or services or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person the amount of such obligation, to the extent it is without recourse to such Person, being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured); (iii) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person; provided, however, that (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and (2) Indebtedness shall not include any liability for federal, state, local or other taxes; and (iv) with respect to any Restricted Subsidiary of the Company, Preferred Stock of such Person (in an amount equal to the greater of (x) the sum of all obligations of such Person with respect to redemption, repayment or repurchase thereof and
(y) the book value of such Preferred Stock as reflected on the most recent financial statements of such Person).

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Initial Purchasers" means Bear, Stearns & Co. Inc., Nationsbanc Montgomery Securities LLC, BT Alex. Brown Incorporated, Lehman Brothers Inc. and Salomon Smith Barney Inc.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Payment Date" means each May 15 and November 15.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, excluding, however, trade accounts receivable and bank deposits made in the ordinary course of business consistent with past practice. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 4.10 hereof.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional, sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a
Lien).

     "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement.

     "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of (a) the present value of the remaining principal, premium, if any, and interest (other than accrued interest otherwise payable upon redemption) payments that would be payable with respect to such Note if such Note were redeemed on May 15, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Note.

     "Make-Whole Average Life" means, with respect to any date of redemption of Notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to May 15, 2004.

     "Make-Whole Price" means, with respect to any Note, the greater of (a) the sum of the principal amount of and Make-Whole Amount with respect to such Note, and (b) the redemption price of such Note on May 15, 2004.

     "Maturity" when used in respect to any Note means the date on which the principal of (and premium, if any) and interest and Liquidated Damages, if any, on such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or the applicable Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

     "Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss).

     "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but only as and when received, and any proceeds deemed to be cash or Cash Equivalents pursuant to clause (b) of the first paragraph of Section 4.16 hereof, net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) all distributions and other payments required to be made to minority interest holders of a Restricted Subsidiary or joint venture as a result of such Asset Sale, and (v) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Note Custodian" means the custodian for the Depositary of the Global Note or any successor entity thereto.

     "Notes" means $200,000,000 aggregate principal amount of the Company's 8 3/4% Senior Subordinated Notes due 2009 issued pursuant to this Indenture on the Closing Date and any other 8 3/4% Senior Subordinated Notes due 2009 hereafter issued in compliance with the provisions of this Indenture.

     "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of such Person.

     "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by the Chief Executive Officer or President and by the Chief Financial Officer or chief accounting officer of such Person.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee, that meets the requirements of Section 1.05 hereof and, to the extent required by the TIA, complies with TIA (S) 314.

     "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Permitted Holder" means Apollo Advisors, L.P., a Delaware limited partnership, or any fund, investment vehicle or account managed, advised or controlled by Apollo Advisors, L.P., or any of its Affiliates.

     "Permitted Investments" means (i) any Investment in the Company or a Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents;
(iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company and, to the extent required under the Indenture, a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.16 hereof;
(v) any acquisition of assets received solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) any Investment in a Similar Business (including any Investment made in any

Unrestricted Subsidiaries in a Similar Business) if, after giving effect to such Investment, the aggregate amount of all Investments made pursuant to this clause
(vi) then constituting Unrestricted Investments Outstanding does not exceed the greater of (x) $75 million and (y) 7.5% of Total Consolidated Assets of the Company at the time of such Investment; (vii) contributions of Real Estate Held for Sale to Real Estate Joint Ventures; provided, in the case of any Investment made pursuant to this clause (vii) or the preceding clause (vi), that after giving effect to such Investment (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and (b) the Company would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and (viii) Investments received in connection with the settlement of any ordinary course obligations owed to the Company or any of its Restricted Subsidiaries.

     "Permitted Junior Securities" means Equity Interests (other than Disqualified Stock) in the Company or debt securities that are subordinated to all Senior Debt of the issuer of such debt securities (and any debt securities issued in exchange for Senior Debt of the issuer of such debt securities) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt.

     "Permitted Liens" means (i) Liens in favor of the Company or any of its Restricted Subsidiaries; (ii) Liens securing Senior Debt of the Company or any Restricted Subsidiary of the Company; (iii) Liens on property or Equity Interests of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets or Equity Interests other than those of the Person merged into or consolidated with the Company;
(iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (other than contracts in respect of borrowed money and other Indebtedness); (vi) Liens existing on the Closing Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore; (viii) Liens securing the Notes or any Guarantee thereof; (ix) Liens securing Permitted Refinancing Indebtedness to the extent that the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was permitted to be secured by a Lien; provided that such Liens do not extend to any assets other than those that secured the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that
(a) are not
incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) Liens securing Capital Lease Obligations, provided that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation; (xii) judgment liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, degree or order shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired; (xiii) Liens securing obligations of the Company under Hedging Obligations; (xiv) purchase money Liens securing Purchase Money Obligations; provided, that the related Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired pursuant to such Purchase Money Obligation; (xv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xvi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xvii) Liens arising from filing Uniform Commercial Code financing statements regarding leases provided that such Liens do not extend to any property or assets which are not leased property subject to such leases or subleases; and (xviii) Liens created for the benefit of all of the Notes and/or any Guarantees thereof.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Hedging Obligations and other than Indebtedness permitted to be incurred pursuant to clause (i), clause (iv) or clause (vii) of the second paragraph of Section 4.09 hereof) of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Guarantee thereof, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, limited or general partnership, corporation, limited liability company, association, unincorporated organization, trust, joint stock company, joint venture or other entity, or a government or any agency or political subdivision thereof.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i)(A) to be placed on all Notes issued under this Indenture except as permitted pursuant to Section 2.06(g)(i)(B).

     "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such person or any of its subsidiaries within 180 days of such purchase.

     "Real Estate Held for Sale" means, with respect to any Person, the real estate of such Person and its Restricted Subsidiaries classified for financial reporting purposes as Real Estate Held for Sale on the Closing Date or thereafter acquired as Real Estate Held for Sale.

     "Real Estate Joint Venture" means any Person engaged exclusively in the acquisition, development and operation or resale of any real estate asset or group of related real estate assets (and directly related activities).

     "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

     "Redemption Price," when used with respect to any Note to be redeemed, means the price (exclusive of any accrued and unpaid interest thereon) at which it is to be redeemed pursuant to this Indenture.

     "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date of this Indenture, among the Company, the Guarantors and the Initial Purchaser, as amended or supplemented from time to time, or similar agreement relating to Additional Notes.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement
---------
Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the initial outstanding principal amount of the Notes sold in reliance on Rule 904 of Regulation S.

     "Responsible Officer" when used with respect to the Trustee, shall mean any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Period" means the 40 day restricted period as defined in Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated under the Securities Act.

     "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Senior Debt" of any Person means (i) the Obligations of such Person under the Credit Agreement, including, without limitation, Hedging Obligations and reimbursement obligations in respect of letters of credit and bankers acceptances, and (ii) any other Indebtedness of such Person, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt of a Person shall not include (v) any obligation to, in respect of or imposed by any environmental, landfill, waste management or other regulatory governmental agency, statute, law or court order,
(w) any liability for federal, state, local or other taxes, (x) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred by such Person in violation of the Indenture (except to the extent that the original holder thereof relied in good faith after being provided with a copy of this Indenture upon an Officer's Certificate of such Person to the effect that the incurrence of such Indebtedness did not violate this Indenture).

     "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Similar Business" means any business conducted by the Company or any of its Subsidiaries as of the Closing Date or any other recreation, leisure and/or hospitality business including without limitation ski mountain resort operations, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or is reasonably ancillary thereto.

     "Special Record Date" means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 2.12 thereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of at least a majority of the directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantee" means any guarantee of the obligations of the Company pursuant to this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77a-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

     "Total Consolidated Assets" means, with respect to any Person as of any date, the book value of the assets of such Person and its Restricted Subsidiaries as shown on the most recent consolidated balance sheet of such Person.

     "Treasury Rate" means, at any time of computation, the yield to maturity at such time (as compiled by and published in the most recent statistical release (or any successor release) of the Federal Reserve Bank of New York, which has become publicly available at least two business days prior to the date of the redemption notice or, if such statistical release (or successor release) is no longer published, any generally recognized publicly available source of similar market data) of United States Treasury securities with a constant maturity most nearly equal to the Make-Whole Average Life; provided, however, that if the Make-Whole Average Life is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such above until a successor replaces it in accordance with applicable provisions of this Indenture and thereafter means such successor.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that
            ---------
has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

     "Unrestricted Investments Outstanding" means, at any time of determination, in respect of all Permitted Investments made pursuant to clause (vi) of the definition of the term Permitted Investments, the excess, if any, of (i) the sum of all Permitted Investments theretofore made by the Company or any Restricted Subsidiary on or after the date of the Indenture pursuant to clause (vi) of the definition of Permitted Investments over (ii) the amount of all cash, and the fair market value of any assets or property, distributed as dividends and distributions to the Company or a Restricted Subsidiary of the Company (to the extent that the Company does not elect to include the amount of such dividends and distributions in the computation of Consolidated Net Income pursuant to the parenthetical of clause (i) of the definition thereof at the time of determination), and all repayments of the principal amount of loans or advances, the net cash proceeds, and the fair market value of assets or property, received from sales or transfers, in respect of such Investments to the Company or any of its Restricted Subsidiaries and any other reduction made in cash of such Investments in such Person.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding comply with Section 4.12 hereof.

     "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

     "Voting Stock" of any Person as of any date means classes of the Capital Stock of such Person that is at the time entitled to vote in the election of at least a majority of the directors, managers, trustees or other governing body of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.02  Other Definitions

                                                Defined
                            Term                in Section
                            ----                ----------

              "Act"                                   1.07
              "Affiliate Transaction"                 4.12
              "Asset Sale Offer"                      3.10
              "Change of Control Offer"               4.17
              "Change of Control Payment"             4.17
              "Change of Control Payment Date"        4.17
              "Contributor"                          12.07
              "Covenant Defeasance"                   8.03
              "DTC"                                   2.03
              "Defaulted Interest"                    2.12

              "Event of Default"                      6.01
              "Excess Proceeds"                       4.16
              "Expiration Date"                       4.17
              "Funding Party"                        12.07
              "Guaranteed Obligations"               12.01
              "incur"                                 4.09
              "Legal Defeasance"                      8.02
              "Offer Amount"                          3.10
              "Offer Period"                          3.10
              "Paying Agent"                          2.03
              "Payment Blockage Notice"              10.03
              "Payment Default"                       6.01
              "Permitted Debt"                        4.09
              "Purchase Date"                         3.10
              "QIB"                                   2.01
              "Registrar"                             2.03
              "Restricted Payments"                   4.10

SECTION 1.03  Incorporation by Reference of Trust Indenture Act

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes and the Subsidiary Guarantees;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company, each Guarantor and any successor obligors upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04  Rules of Construction

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

SECTION 1.05  Compliance Certificates and Opinions

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion (other than the certificates required by Section 4.05(a) hereof) with respect to compliance with a condition or covenant provided for in this Indenture shall comply with the provisions of TIA (S) 314(e) and shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.06  Form of Documents Delivered to Trustee

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel, may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.07  Acts of Holders

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to TIA (S) 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.07.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

     (c) The ownership of Notes shall be proved by a register kept by the Registrar.

     (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act or to revoke any consent previously given, but the Company shall have no obligation to do so. Notwithstanding TIA (S) 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

     If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act or revocation of any consent previously given may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than nine months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     (f) All Notes issued pursuant to this Indenture shall vote as one class on all matters.


                                   ARTICLE 2.

                                   THE NOTES

SECTION 2.01.  Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A attached hereto
                                                       ---------
with such appropriate insertions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, as designated by the Company or its counsel. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the
            ---------
"Schedule of Exchanges
in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global
                             ---------
Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and the aggregate principal amount of outstanding Notes represented thereby from time to time shall be reflected on the records maintained by the Trustee. The aggregate principal amount of outstanding Notes represented by a Global Note may from time to time be reduced or increased, as appropriate, to reflect transfers, exchanges, repurchases and redemptions. Any increase or decrease in the aggregate principal amount outstanding of a Global Note shall be reflected on the records maintained by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     The provisions of the "Operating Procedures of Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Global Note that is held by the Agent Members through Euroclear and Cedel.

SECTION 2.02.  Execution and Authentication.

     Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder.

     The Trustee shall, by a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue in the aggregate principal amount of up to $300,000,000. Except as contemplated by
Section 2.07 hereof, the aggregate principal amount of Notes outstanding at any time may not exceed $300,000,000.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with any Holder, the Company or an Affiliate of the Company. The Trustee shall not be liable for any act or failure to act of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture. Each authenticating agent shall be acceptable to the Company and otherwise comply in all respects with the eligibility requirements of the Trustee contained in this Indenture.

SECTION 2.03.  Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented or surrendered for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof. The Company or any of its Subsidiaries may not act as Paying Agent or Registrar.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.  Paying Agent to Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium or Liquidated Damages, if any, or interest on the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed. Upon payment over and accounting to the Trustee, the Paying Agent shall have no further liability for the assets. Upon any bankruptcy or reorganization proceedings relating to the Company or any Guarantor, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S)312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount of Notes held by each Holder, and the Company and/or the Guarantors shall otherwise comply with TIA (S)312(a).

SECTION 2.06.  Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if, and only if, either (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary,
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred a Default or an Event of Default and any owner of a beneficial interest in a Global Note so requests, then, upon surrender by the Global Note Holder of a Global Note, Notes in the form of Definitive Notes will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to

     Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)
     (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                               ---------
          certifications in item (1) thereof;

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto,
                                                               ---------
          including the certifications in item (2) thereof; and

               (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferee must deliver a certificate in the form of Exhibit B hereto, including the
                                               ---------
          certifications, certificates and Opinion of Counsel required by item
          (3)(d) thereof, if applicable.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C
                                                                   ---------
               hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto,
                                                           ---------
               including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interest in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a)
             ---------
          thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications
                                  ---------
          in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)
                   ---------
          thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications
                                  ---------
          in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto,
                              ---------
          including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b)
                   ---------
          thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the
                                                 ---------
          certifications in item (3)(c) thereof,

     the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

                    (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of

               Exhibit C hereto, including the certifications in item (1)(b)
               ---------
               thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B
                                                                     ---------
               hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto,
                                                              ---------
          including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the
                                                 ---------
          certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)
                   ---------
          thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the
                                                 ---------
          certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications,
                              ---------
          certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                       ---------
          (3)(b) thereof; or

               (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto,
                                                        ---------
          including the certifications in item (3)(c) thereof,

     the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global

     Note, in the case of clause (C) above, the Regulation S Global Note, and in the case of clause (E) above, the IAI Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Definitive Notes proposes to
               exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c)
               ---------
               thereof; or

                    (2) if the Holder of such Definitive Notes proposes to
               transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B
                                                                   ---------
               hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1)
                  ---------
          thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;
          ---------
          and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto,
                                                               ---------
          including the
          certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C
                                                                   ---------
               hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto,
                                                             ---------
               including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive
          Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.
     Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

     (f) Exchange Offer. Upon the consummation of an Exchange Offer, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letter of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in the distribution of the Exchange Notes or (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i)  Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C)

          INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a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

               (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
          (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE

          EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 3.10, 4.16 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

SECTION 2.07.  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company or the Trustee and the Company receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note. If after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Company and the Trustee shall be entitled to recover such new Note from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

SECTION 2.08.  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because either of the Company or an Affiliate of the Company holds a Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on the Redemption Date or maturity date, money sufficient to pay all principal, premium, if any, interest and Liquidated Damages, if any, payable on that date on the Notes (or the portion thereof to be redeemed or maturing, as the case may be), then on and after that date such Notes (or a portion thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when the Company or any of its Affiliates repurchases or otherwise acquires Notes and the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.  Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee upon receipt of an Authentication Order, shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, upon receipt of an Authentication Order, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the rights, benefits and privileges of this Indenture.

SECTION 2.11.  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation, except as expressly permitted by this Indenture. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  Defaulted Interest.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest (and interest thereon) herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Company to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall give the Trustee at least 15 days' written notice (unless a shorter period is acceptable to the Trustee for its convenience) of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held by the Trustee in trust for the benefit of the Persons entitled to such Defaulted Interest as is provided in this Section 2.12. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Registrar, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date.

     Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13  CUSIP Number

     The Company in issuing the Notes shall use a CUSIP number, and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders of Notes; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the certificates representing the Notes, and that reliance may be placed only on the other identification numbers printed on the certificates representing the Notes. The Company will promptly notify the Trustee of any change in a CUSIP number.

SECTION 2.14  Deposit of Moneys

     On each Interest Payment Date and each date on which payments in respect of the Notes are required to be made pursuant to the terms of this Indenture, the Company shall, not later than 12:00 noon (New York City time), deposit with the Paying Agent in immediately available funds money sufficient to make any cash payments due on such date in a timely manner which permits the Paying Agent to remit payment to the Holders on such date.

SECTION 2.15  Issuance of Additional Notes

     The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on May 11, 1999, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided, that such issuance is not prohibited by Section 4.09 hereof.

     With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and in an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (A) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (B) the issue price, the issue date and the CUSIP number of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code;

          (C) whether such Additional Notes shall be transfer restricted securities and issued in the form of Notes or shall be registered securities issued in the form of Exchange Notes as set forth in Section
     2.06 hereof; and

     Any Additional Notes shall vote, together with any Notes previously issued pursuant to this Indenture, as one class for all matters.


                                   ARTICLE 3.

                       REDEMPTION AND OFFERS TO PURCHASE

SECTION 3.01  Applicability of Article

     Redemption of Notes at the election of the Company shall be made in accordance with this Article 3.

SECTION 3.02  Election to Redeem; Notice to Trustee

     The election of the Company to redeem any Notes pursuant to Section 3.08 hereof shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, simultaneously with providing the notice to Holders specified in Section 3.08 hereof, notify the Trustee of such Redemption Date and of the principal amount of Notes intended to be redeemed.

SECTION 3.03  Selection of Notes to Be Redeemed

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part.

     The Trustee shall promptly notify the Company and the Registrar (if other than the Trustee) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 3.04  Notice of Redemption

     Notices of redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

     All notices of redemption shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price, separately stating the amount of any accrued and unpaid interest and Liquidated Damages, if any, to be paid in connection with the redemption;

          (3) if less than all Notes then outstanding are to be redeemed, the identification (and, in the case of a Note to be redeemed in part, principal amount) of such Note to be redeemed;

          (4) that on the Redemption Date the Redemption Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date, will become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the Redemption Price and accrued interest and Liquidated Damages, if any, thereon) interest thereon shall cease to accrue on or after said date;

          (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest and Liquidated Damages, if any, thereon;

          (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date;

          (7) the CUSIP number, if any, relating to such Notes; and

          (8) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued.

     At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at the Company's expense: provided, however, that the Company shall deliver to the Trustee, at least 5 business days prior to the date the Company is requesting notice be given to the Holders (unless a shorter notice period shall be satisfactory to the

Trustee for its convenience), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.05  Deposit of Redemption Price

     On or prior to any Redemption Date, the Company shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of, and accrued and interest and Liquidated Damages, if any, to the Redemption Date, on all Notes or portions thereof which are to be redeemed on that date.

SECTION 3.06  Notes Payable on Redemption Date

     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest and Liquidated Damages, if any, thereon) such Notes shall cease to bear interest and Liquidated Damages, if any. Any such Note surrendered for redemption in accordance with said notice shall be paid by the Company at the Redemption Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that installments of interest and Liquidated Damages, if any, whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such on the relevant Regular Record Dates according to the terms and provisions of Section 2.12 hereof.

     If any Note called for redemption shall not be so paid in accordance with the terms hereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest and Liquidated Damages, if any, from the Redemption Date at the rate borne by such Note.

SECTION 3.07  Notes Redeemed in Part

     Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section
4.02 hereof (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and a new Note in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, unless the Company defaults in payment of the Redemption Price and accrued interest and Liquidated Damages, if any, thereon, interest and Liquidated Damages, if any, shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.08  Optional Redemption

     Except as described below, the Notes are not redeemable at the Company's option prior to May 15, 2004. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                    Year                     Percentage
                    ----                     -----------
                    2004.................     104.375%
                    2005.................     102.916%
                    2006.................     101.458%
                    2007 and thereafter..     100.000%

     Notwithstanding the foregoing, on or prior to May 15, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes theretofore issued under this Indenture at a redemption price equal to 108.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of the Notes theretofore issued remain outstanding immediately following each such redemption and (ii) such redemption shall occur within 60 days of the closing of any such Equity Offering.

     In addition, at any time prior to May 15, 2004, following the occurrence of a Change of Control, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice given within 30 days following such Change of Control, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date.

SECTION 3.09  Mandatory Redemption

     Except as set forth under Sections 3.10, 4.16 and 4.17 hereof, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.10  Offer to Purchase by Application of Excess Proceeds

     In the event that, pursuant to Section 4.16 hereof, the Company shall be required to make an offer to all Holders of Notes to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for at least 30 and not more than 40 days, except to the extent that a longer period is required by applicable law (the "Offer Period").

On a date within five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.16 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

     The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Notes as a result of an Asset Sale Offer.

     If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section
     3.10 and Section 4.16 hereof and the length of time the Asset Sale Offer shall remain open;

          (b) the Offer Amount, the purchase price, separately stating the amount of any accrued and unpaid interest and Liquidated Damages, if any, and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall remain outstanding and continue to accrue interest and Liquidated Damages, if any;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest or Liquidated Damages, if any, on the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the last Business Day of the Offer Period;

          (f) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the last Business Day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

          (g) that, if the aggregate principal amount of Notes properly tendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (h) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before noon (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount (of, if less than the Offer Amount has been properly tendered, such lesser amount as shall equal the principal amount of Notes properly tendered), together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date, to be held for payment in accordance with the terms of this Section 3.10. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and
(iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder whose Notes are to be purchased an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                                  ARTICLE 4.

                                   COVENANTS

SECTION 4.01  Payment of Notes

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or any of its Subsidiaries or Affiliates, holds as of 12:00 noon (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, the Company shall not later than three Business Days prior to the date that any payment of Liquidated Damages is due (i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages.

     The Company shall pay interest (including post-petition interest under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; the Company shall pay interest (including post-petition interest under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02  Maintenance of Office or Agency

     The Company will maintain, in The City of New York, an office or agency (which may be an office of the Trustee or Registrar) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03  Money for Security Payments to be Held in Trust

     Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal, premium, if any, or interest or Liquidated Damages, if any, so becoming due (or at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments on the Global Notes and all payments of interest and Liquidated Damages, if any, on the Definitive Notes, the holders of which have given wire transfer instructions to the Company or the Paying Agent at least ten Business Days prior to the applicable payment date, shall be made by wire transfer in same day funds), such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or Liquidated Damages, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest or Liquidated Damages, if any;

          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying

Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 4.04  Reports

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and
(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company and its Restricted Subsidiaries shall, for so long as any Notes remain outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall also comply with the provisions of TIA (S)314(a).

     (b) If the Company instructs the Trustee to distribute any of the documents described in clause (a) above to the Holders of Notes, the Company shall provide the Trustee with a sufficient number of copies of all documents that the Company may be required to deliver to the Holders of Notes under this Section 4.04. Any such distribution by the Trustee pursuant to this clause (b) shall be at the expense of the Company.

SECTION 4.05  Compliance Certificate

     (a) The Company and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, an Officers' Certificate stating, as to each Officer signing such certificate, that to the best of his or her knowledge each entity is not in default in the performance or observance of any terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall exist, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this Section 4.05, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     (b) The Company will, so long as any of the Notes are outstanding within five Business Days, upon becoming aware of any Default or Event of Default, deliver to the Trustee an Officers' Certificate specifying such Default, Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.06  Taxes

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries that could produce a material adverse effect on the consolidated financial condition of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

SECTION 4.07  Stay, Extension and Usury Laws

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.08  Corporate Existence; Maintenance
               of Properties and Insurance

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) its (and its Restricted Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors or management of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of Notes.

     With such exceptions, if any, as are not material in the aggregate and are not adverse in any material respect to the Holders of Notes, the Company shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions and improvements required for it to actively conduct and carry on its business.

     The Company shall maintain insurance against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

SECTION 4.09  Limitation on the Incurrence of Indebtedness and
              Issuance of Preferred Stock

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock (other than to the Company or a Restricted Subsidiary of the Company); provided, however, that the Company and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been equal to or greater than 2 to 1, determined on a pro forma basis, as if the additional Indebtedness had been incurred at the beginning of such four-quarter period and no Event of Default shall have occurred and be continuing after giving effect on a pro forma basis to such incurrence.

     The provisions of the first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Agreement in an aggregate amount outstanding (with letters of credit being deemed for all purposes of this Indenture to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries in respect thereof) at any time not to exceed the greater of (x) $450 million and (y) 3.5 times Consolidated Resort EBITDA for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is being incurred less, in each case, the aggregate amount of such Indebtedness permanently repaid with the Net Proceeds of any Asset Sale;

          (ii) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Notes (including the Exchange Notes), the Guarantees thereof and this Indenture in the principal amount of Notes originally issued on the Closing Date;

          (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iv) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness (other than Hedging Obligations) in an aggregate principal amount not to exceed $50 million at any time outstanding;

          (v) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary (including Indebtedness that was incurred by the prior owner of such assets or by such Restricted Subsidiary prior to such acquisition by the Company and its Restricted Subsidiaries); provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (v) does not exceed $20 million at any time outstanding;

          (vi) the incurrence by the Company and its Restricted Subsidiaries of Permitted Refinancing Indebtedness;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and its Restricted Subsidiaries; provided, however, that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and any sale or other transfer of any such Indebtedness to a Person that is not the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations incurred for the purpose of hedging against fluctuations in currency values or for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness of the Company or any of its Restricted Subsidiaries permitted by this Indenture; provided that the notional principal amount of any Hedging Obligations does not significantly exceed the principal amount of Indebtedness to which such agreement relates;

          (ix) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company permitted by this Indenture;

          (x) the incurrence of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case incurred in connection with the acquisition or disposition of any business or assets or subsidiaries of the Company permitted by this Indenture; and

          (xi) the Indebtedness incurred from time to time under a revolving credit facility of SSI Venture, LLC in an aggregate amount outstanding at any time not to exceed $10 million, so long as SSI Venture, LLC remains a Restricted Subsidiary of the Company.

     For purposes of determining the amount of any Indebtedness of any Person under this Section 4.09, (a) the principal amount of any Indebtedness of such Person arising by reason of such Person having granted or assumed a Lien on its property to secure Indebtedness of another Person shall be the lower of the fair market value of such property and the principal amount of such Indebtedness outstanding (or committed to be advanced) at the time of determination; (b) the amount of any Indebtedness of such Person arising by reason of such Person having Guaranteed Indebtedness of another Person where the amount of such Guarantee is limited to an amount less than the principal amount of the Indebtedness so Guaranteed shall be such amount as so limited; and (c) Indebtedness shall not include a non-recourse pledge by the Company or any of its Restricted Subsidiaries of Investments in any Person that is not a Restricted Subsidiary of the Company to secure the Indebtedness of such Person.

     For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company, in its sole discretion, either (a) shall classify (and may later reclassify) such item of Indebtedness in one of such categories in any manner that complies with this Section 4.09 or (b) shall divide and classify (and may later redivide and reclassify) such item of Indebtedness into more than one of such categories pursuant to such first paragraph.

SECTION 4.10  Limitation on Restricted Payments

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company, (b) payable in Capital Stock or assets of an Unrestricted Subsidiary of the Company or (c) payable to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, or any Equity Interests of any of its Restricted Subsidiaries held by any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company, any Equity Interests then being issued by the Company or a Restricted Subsidiary of the Company or any Investment in a Person that, after giving effect to such Investment, is a Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, repay, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or any Guarantee thereof, except a regularly scheduled payment of interest or principal or sinking fund payment (other than the purchase or other acquisition of such subordinated Indebtedness made in anticipation of satisfying any sinking fund payment due within one year from the date of acquisition); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries after the Closing Date (without duplication and excluding Restricted Payments permitted by clauses (ii) and (iii) of the following paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus (2) 100% of the aggregate net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of the Company) received by the Company from the issue or sale since the Closing Date of Equity Interests of the Company (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus (3) with respect to Restricted Investments made after the Closing Date, the net reduction of such Restricted Investments as a result of (x) any disposition of any such Restricted Investments sold or otherwise liquidated or repaid, to the extent of the net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of the Company) received, (y) dividends, repayment of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary of the Company or (z) the portion (proportionate to the Company's interest in the equity of a Person) of the fair market value of the net assets of an Unrestricted Subsidiary or other Person immediately prior to the time such Unrestricted Subsidiary or other Person is designated or becomes a Restricted Subsidiary of the Company (but only to the extent not included in subclause (1) of this clause (c)), provided that the sum of items (x), (y) and (z) of this subclause (3) shall not exceed, in the aggregate, the aggregate amount of such Restricted Investments made after the Closing Date.

     The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture, (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock, except to the extent that such Disqualified Stock is issued in exchange for other Disqualified Stock or the net cash proceeds of such Disqualified Stock is used to redeem, repurchase, retire or otherwise acquire other Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)
(2) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness in exchange for, or out of the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employees, officers or directors of the Company or any of its Restricted Subsidiaries or, upon the death, disability or termination of employment of such officers, directors and employees, their authorized representatives in an aggregate amount not to exceed in any twelve month period, $2.0 million plus the aggregate net cash proceeds from any issuance during such period of Equity Interests by the Company to such employees, officers, directors, or representatives plus the aggregate net cash proceeds from any payments on life insurance policies in which the Company or its Restricted Subsidiaries is the beneficiary with respect to such employees, officers or directors the proceeds of which are used to repurchase, redeem or acquire Equity

Interests of the Company held by such employees, officers, directors or representative; (v) the repurchase of Equity Interests of the Company deemed to occur upon the exercise of stock options or similar arrangement if such Equity Interests represents a portion of the exercise price thereof; or (vi) additional Restricted Payments in an amount not to exceed $15 million; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iv) or (vi) no Default or Event of Default shall have occurred and be continuing.

     In the case of any Restricted Payments made other than in cash, the amount thereof shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any such asset(s) or securities shall be determined in good faith by the Board of Directors of the Company. Where the amount of any Investment made other than in cash is otherwise required to be determined for purposes of this Indenture, then unless otherwise specified such amount shall be the fair market value thereof on the date of such Investment, and fair market value shall be determined in good faith by the Board of Directors of the Company.

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments (including without limitation any direct or indirect obligation to subscribe for additional Equity Interests or maintain or preserve such subsidiary's financial condition or to cause such person to achieve any specified level of operating results) by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments at the time of such designation and, except to the extent, if any, that such Investments are Permitted Investments at such time, will reduce the amount otherwise available for Restricted Payments. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets (or would meet concurrently with the effectiveness of such designation) the definition of an Unrestricted Subsidiary.

     Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted by Section 4.09 hereof and (ii) no Default or Event of Default would be in existence following such designation.

SECTION 4.11  Limitation on Liens

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.12  Limitation on Transactions with Affiliates

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $5.0 million, a Board Resolution authorizing and determining the fairness of such Affiliate Transaction approved by a majority of the independent members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not prohibit (i) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees, agents or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management including, without limitation, any issuance of Equity Interests of the Company pursuant to stock option, stock ownership or similar plans; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) any agreement or arrangement as in effect on the Closing Date and publicly disclosed or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the Company or its Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the Closing Date; (iv) loans or advances to employees and officers of the Company and its Restricted Subsidiaries not in excess of $5 million at any time outstanding; and (v) any Permitted Investment or any Restricted Payment that is permitted by Section 4.10 hereof.

SECTION  4.13  Limitation on Dividend and Other Payment Restrictions
                Affecting Subsidiaries

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted

Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries,
(ii) make loans or advances to the Company or any of its Restricted Subsidiaries, (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries or (iv) guarantee the Notes or any renewals or refinancings thereof, in each case except for such encumbrances or restrictions (other than encumbrances and restrictions in respect of clause (iv) of this sentence) existing under or by reason of (a) Existing Indebtedness as in effect on the Closing Date, (b) the Credit Agreement as in effect as of the Closing Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Closing Date, (c) the Notes, any Guarantee thereof and this Indenture, (d) applicable law, (e) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the Equity Interests, properties or assets of any Person, other than the Person, or the Equity Interests, property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by this Indenture,
(f) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired or proceeds therefrom, (h) customary restrictions in asset or stock sale agreements limiting transfer of such assets or stock pending the closing of such sale, (i) customary non-assignment provisions in contracts entered into in the ordinary course of business, or (j) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.14  Limitation on Layering Debt

     (a) The Company shall not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes.

     (b) The Company shall not permit any Guarantor to, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Guarantor.

SECTION 4.15  Payments for Consent

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.16  Asset Sales

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a Board Resolution ) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (x) cash or Cash Equivalents or (y) a controlling interest in another business or fixed or other long-term assets, in each case, in a Similar Business; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets or Equity Interests such that the Company or such Restricted Subsidiary are released from further liability and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days or are guaranteed (by means of a letter of credit or otherwise) by an institution specified in the definition of "Cash Equivalents" (to the extent of the cash received or the obligations so guaranteed) shall be deemed to be cash or Cash Equivalents for purposes of this Section 4.16, subject to application as provided in the following paragraph.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company, at its option, may (i) apply such Net Proceeds to permanently prepay, repay or reduce any Senior Debt of the Company (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or
(ii) apply such Net Proceeds to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Similar Business, or determine to retain such Net Proceeds to the extent such Net Proceeds constitute such a controlling interest or long-term asset in a Similar Business. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall make an offer to all Holders of Notes (and holders of other Indebtedness of the Company to the extent required by the terms of such other Indebtedness) (an "Asset Sale

Offer") to purchase the maximum principal amount of Notes (and such other Indebtedness) that does not exceed the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance Section 3.10 hereof. To the extent that the aggregate principal amount of Notes (and such other Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes (and such other Indebtedness) tendered exceeds the amount of Excess Proceeds, the Notes (and such other Indebtedness) to be purchased shall be selected on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Asset Sale Offer must be commenced within 60 days following the date on which the aggregate amount of Excess Proceeds exceeds $10 million.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

SECTION 4.17  Offer to Repurchase Upon Change of Control

     (a) Upon the occurrence of a Change of Control, unless notice of redemption of the Notes in whole has been given pursuant to Sections 3.04 and
3.08 hereof, the Company shall make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment Date").

     (b) Notice of a Change of Control Offer shall be mailed by the Company, with a copy to the Trustee, or, at the option of the Company and at the expense of the Company, by the Trustee within 30 days following a Change of Control to each Holder of Notes, with the following statements and/or information:

               (1)  a Change of Control Offer is being made pursuant to this
                    Section 4.17 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

               (2) the purchase price, the expiration date of the Change of Control Offer (the "Expiration Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (except as may be otherwise required by applicable law) and the Change of Control Payment Date, which shall be no later than the third Business Day following the Expiration Date;

               (3) any Note not properly tendered will remain outstanding and continue to accrue interest and Liquidated Damages, if any;

               (4) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Liquidated Damages, if any, on the Change of Control Payment Date;

               (5) Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent and at the address specified in the notice prior to the expiration of the Change of Control Offer;

               (6) Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Company, the depositary or Paying Agent, as the case may be, receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

               (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

               (8) a description of the transaction or transactions that constitute the Change of Control.

          (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.

          (d) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (e) Notwithstanding the foregoing, if the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

          (f) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          (g) The Change of Control provisions described in this Section 4.17 will be applicable whether or not any other provisions of this Indenture are applicable.

SECTION 4.18  Additional Subsidiary Guarantees

     If any Restricted Subsidiary of the Company after the date of this Indenture shall become or be required to become a guarantor under the Credit Agreement, or shall become a guarantor of any other Indebtedness of the Company or any Restricted Subsidiary, then the Company shall cause such Restricted Subsidiary to (i) become (by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee) a Guarantor and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered; provided, that if such Restricted Subsidiary is released and discharged from all obligations under such guarantees, it shall be released and discharged from its obligations under its Subsidiary Guarantee as provided in Section 12.06 hereof. For the purposes of this Indenture, a Subsidiary shall, without limitation, be deemed to have guaranteed Indebtedness of another Person if such Subsidiary has Indebtedness of the kind described in clause (ii) or clause (iii) of the definition of the term "Indebtedness."

                                  ARTICLE 5.

                                  SUCCESSORS

SECTION 5.01  Limitation on Merger, Consolidation or Sale of Assets

     (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

     Nothing contained in the foregoing paragraph shall prohibit (i) any Restricted Subsidiary from consolidating with, merging with or into, or transferring all or part of its properties and assets to the Company or (ii) the Company from merging with an Affiliate for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits; provided, however, that in connection with any such merger, consolidation or asset transfer no consideration, other than common stock (that is not Disqualified Stock) in the surviving Person or the Company shall be issued or distributed.

     (b) The Company shall deliver to the Trustee prior to the consummation of any proposed transaction subject to the foregoing clause (a) an Officers' Certificate and an Opinion of Counsel, each stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.02  Successor Person Substituted

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.


                                   ARTICLE 6.

                             DEFAULTS AND REMEDIES

SECTION 6.01  Events of Default

     Each of the following constitutes an Event of Default:

          (1) default for 30 days or more in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by Article 10 hereof); or

          (2) default in payment when due (whether payable at maturity, upon redemption or repurchase or otherwise) of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 hereof); or

          (3) failure by the Company or any of its Restricted Subsidiaries to comply with Article 5 hereof; or

          (4) Failure by the Company to comply with Sections 3.10, 4.16 or 4.17 hereof (whether or not prohibited by Article 10 hereof) (other than a failure to purchase Notes pursuant to an offer commenced under such provisions, which shall be subject to clause (2) above) for 30 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes; or

          (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in this Indenture or the Notes other than those referred to in clauses (1), (2), (3) or (4) above; or

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Closing Date, which default (a) is
     caused by a failure to pay principal after final     maturity of such
     Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more without such Indebtedness being discharged or such acceleration having been cured, waived or rescinded within 30 days of acceleration; or

          (7) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $10.0 million and either (a) any creditor commences enforcement proceedings upon any such judgment or
     (b) such judgments are not paid, discharged or stayed for a period of 60 days; or

          (8) except as permitted by this Indenture, any Guarantee of the Notes by a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any other reason to be in full force and effect, or any Guarantor which is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

          (9) the Company or any Restricted Subsidiary that is a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E) admits in writing its inability generally to pay its debts as the same become due; or

          (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case or proceeding,

               (B) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or for all or a substantial part of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

               (C) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary,

     and the order or decree contemplated by clause (A), (B) or (C) of this clause (10) remains unstayed and in effect for 60 consecutive days.

SECTION 6.02  Acceleration of Maturity

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes and all other Obligations thereunder to be due and payable immediately by notice in writing to the Company and the Trustee. Upon a declaration of acceleration, the Notes and all other Obligations thereunder shall become immediately due and payable.

     Notwithstanding the foregoing, in the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof occurring with respect to the Company, all outstanding Notes and all other Obligations thereunder shall become immediately due and payable without further action or notice.

     If any Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Guarantor with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to
Section 3.08 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.03  Other Remedies

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Registration Rights Agreement.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04  Waiver of Past Defaults

     Subject to Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on, any Note held by a non-consenting Holder; provided, however, that the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05  Control by Majority

     The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, subject to Section 7.01 hereof, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper and which is not inconsistent with any such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction.

SECTION 6.06  Limitation on Suits

     No Holder of a Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such proceeding and, if requested by the Trustee, provided indemnity satisfactory to the Trustee, with respect to such proceeding, (iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and (iv) the Trustee shall have failed to institute such proceeding within 30 days after such request and, if requested, the provision of an indemnity satisfactory to the Trustee.

     Notwithstanding anything to the contrary contained in this Section 6.06, any Holder of a Note shall have the right to institute a proceeding with respect to this Indenture or the Notes or for any remedy in the following instances:

          (i) a Holder of a Note may institute suit for enforcement of payment of principal of and premium, if any, or interest or Liquidated Damages, if any, on such Note on or after the respective due dates expressed in such Note (including upon acceleration thereof) or

          (ii) Holders of a majority in principal amount of the outstanding Notes may institute any proceeding with respect to this Indenture or the Notes or any remedy thereunder; provided that, upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt written notice thereof.

     A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

SECTION 6.07  Rights of Holders to Receive Payment

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note, on or after the respective due dates expressed in such Note, any Redemption Date, any Change of Control Payment Date or any Purchase Date, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08  Collection Suit by Trustee

     If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continu ing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium, if any, interest and Liquidated Damages, if any, owing on the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section
7.07 hereof.

SECTION 6.09  Trustee May File Proofs of Claim

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Company (or any Guarantor or other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable upon the conversion or exchange of the Notes or upon any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall expressly consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding.

SECTION 6.10  Priorities

     If the Trustee collects any money pursuant to this Article 6, it shall, subject to Article 10 and Section 12.04 hereof, pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, respectively;

          Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture, the Registration Rights Agreement and the Notes; and

          Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11  Undertaking for Costs

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11

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does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 hereof, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7.

                                    TRUSTEE

SECTION 7.01  Duties of Trustee

     (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

     (2) Except during the continuance of an Event of Default:

          (A) the duties of the Trustee shall be determined solely by the TIA or the express provisions of this Indenture and the Trustee need perform, and be liable for (as set forth herein), only those duties that are specifically set forth in the TIA or this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, provided that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (A) this paragraph does not limit the effect of clause (2) of this
     Section 7.01.

          (B) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (1), (2) and (3) of this Section 7.01.

     (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture unless the Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (6) The Trustee shall not be liable for interest on any money or other assets received by it except as the Trustee may agree in writing with the Company. Money or other assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or any Subsidiary of the Company, personally or by agent or attorney.

SECTION 7.02  Rights of Trustee

     (1) The Trustee may conclusively rely and shall be fully protected in relying upon any resolution, document, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond or other document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (2) Before the Trustee acts or refrains from acting, it may consult with counsel and it may require an Officers' Certificate or an Opinion of Counsel or both which shall comply with Sections 1.05 and 13.04 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability, in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (3) The Trustee may act through its attorneys, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any agent, custodian and nominee appointed with due care.

     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

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

     (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

     (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture including, without limitation, the provisions of Section 6.05 hereof, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction.

     (7) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder.

          (8) In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any such investment prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction; provided in each such case that the Trustee shall have acted strictly in accordance with written directions received from the instructing party. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction.

          (9) In the event that the Trustee is also acting as Paying Agent, transfer agent, or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Paying Agent, transfer agent, or Registrar.

SECTION 7.03  Individual Rights of Trustee

     The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. However, the Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04  Trustee's Disclaimer

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the direction of the Company under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall

                                     - 74 -
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not be responsible for any statement or recital herein or any statement in the
Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05  Notice of Defaults

     If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note pursuant to Section 6.01(1) or (2) hereof, the Trustee may withhold the notice if it in good faith determines that withholding the notice is in the interests of Holders of Notes.

SECTION 7.06  Reports by Trustee to Holders of Notes

     Within 60 days after each May 15 beginning with May 15, 2000, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any securities exchange or of any delisting thereof.

SECTION 7.07  Compensation and Indemnity

     The Company and each of the Guarantors, jointly and severally, shall pay to the Trustee, from time to time, as may be agreed upon between them, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and each of the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with any provision of this Indenture (including, without limitation, the reasonable compensation, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ (A) in connection with the preparation, execution and delivery of this Indenture, any waiver or consent hereunder, any modification or termination hereof, or any Event of Default or alleged Event of Default; (B) if an Event of Default occurs, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings relating thereto; (C) in connection with the administration of the Trustee's rights pursuant hereto; or (D) in connection with any removal of the Trustee pursuant to Section 7.08 hereof), except

                                     - 75 -
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such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

     The Company and each of the Guarantors, jointly and severally, shall indemnify the Trustee and its officers, directors, employees and agents against any and all losses, liabilities, obligations, damages, penalties, judgments, actions, suits, proceedings, reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company or the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its duties or powers hereunder; provided, however, that the Company need not reimburse any expense or indemnify against any loss, obligation, damage, penalty, judgment, action, suit, proceeding, reasonable cost or expense (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) in which it is determined that the Trustee acted with gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Guarantors of any of their obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and each of the Guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company and the Guarantors under this Section 7.07 (including the reasonable fees and expenses of its agents and counsel) shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture and any rejection or termination under any Bankruptcy Law.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

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

     The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

SECTION 7.08  Replacement of Trustee

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of Notes who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     The Company shall give or cause to be given notice of each resignation and each removal of the Trustee to all Holders in the manner provided herein. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring

Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Notes. The retiring Trustee shall promptly transfer, after payment of all amounts owing to the Trustee pursuant to Section 7.07 hereof, all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10  Eligibility; Disqualification

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal, state, territorial or District of Columbia authorities and that has, or is a wholly owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10 it shall resign immediately in the manner and with the effect specified in this Article 7.

     This Indenture shall always have a Trustee who satisfies the requirements of the TIA, including TIA (S)(S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

SECTION 7.11  Preferential Collection of Claims Against Company

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

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                                 ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01  Option to Effect Legal Defeasance or Covenant Defeasance

     The Company may, at its option, evidenced by an Officers' Certificate, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 hereof be applied to all Notes and Subsidiary Guarantees then outstanding upon compliance with the conditions set forth in this Article 8.

SECTION 8.02  Legal Defeasance and Discharge

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all Notes and Subsidiary Guarantees then outstanding on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and any Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and any Subsidiary Guarantee then outstanding, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and Subsidiary Guarantees, and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments prepared by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Notes then outstanding to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, or on the Redemption Date, as the case may be, (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 4.02 and 4.03 hereof, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this
Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof with respect to the Notes.

SECTION 8.03  Covenant Defeasance

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.04, 4.05, 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 , 4.15, 4.16, 4.17 and 4.18
and Article 5 hereof with respect to the outstanding Notes and the Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Subsidiary Guarantees shall thereafter be deemed not to be "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and the Subsidiary Guarantees shall not be deemed outstanding for financial accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Subsidiary Guarantees, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or Event of Default under Section 6.01(3), (4) or
(5) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof shall not constitute Events of Default.

SECTION 8.04  Conditions to Legal Defeasance or Covenant Defeasance

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes and the Subsidiary Guarantees:

     In order to exercise either Legal Defeasance or Covenant Defeasance, as applicable:

          (a) the Company must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of Notes and without retaining any legal interest in the corpus of such trust, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and premium, if any, interest and Liquidated Damages, if any, due on the outstanding Notes on the Stated Maturity thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

          (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the Closing Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

          (i) the Trustee shall have received such other documents and assurances as the Trustee shall reasonably require.

SECTION 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

     (a) Subject to the provisions of the last paragraph of Section 4.03 hereof and to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to
Section 8.04 hereof in respect of the Notes then outstanding shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated

Damages, if any, but such money and Government Securities need not be segregated from other funds except to the extent required by law.

     (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Notes then outstanding. This Section 8.05(b) shall survive the termination of this Indenture, and the earlier removal or resignation of the Trustee.

SECTION 8.06  Repayment to Company

     Subject to Sections 7.7 and 8.1 hereof, the Trustee shall deliver or pay to the Company from time to time upon receipt of a written Company Request any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof) accompanied by an Officers' Certificate, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07  Reinstatement

     If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that if the Company or any Guarantor makes any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Notes following the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                                   AMENDMENTS

SECTION 9.01  Without Consent of Holders

     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for assumption of the Company's or any Guarantor's obligations to the Holders of the Notes in the case of a merger, consolidation or sale of assets;

          (4) to provide security for the Notes;

          (5) to add a Guarantor under this Indenture;

          (6) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes in any material respect; or

          (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the written request of the Company, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel in compliance with Section
1.05 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amendment or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amendment or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02  With Consent of Holders

     Except as provided below in this Section 9.02, this Indenture, and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

     Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel in compliance with Section 1.05 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amendment or supplemental indenture unless such amendment or supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplemental
indenture or waiver.   Subject to Sections 6.04 and 6.07 hereof, the Holders of
a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder of Notes affected, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

          (1) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the price to be paid, or the timing of redemption or payment, upon redemption of the Notes or, after the Company has become obligated to make a Change of Control Offer or an Asset Sale Offer, amend, change or modify the obligation of the Company to make or consummate such Change of Control Offer or Asset Sale Offer;

          (3) reduce the rate of or change the time for payment of interest, or Liquidated Damages, if any, on any Note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in such Note;

          (6) except pursuant to Section 12.06 hereof, release any Guarantor from its Subsidiary Guarantee;

          (7) make any change in Section 12.04 or Article 10 hereof that adversely affects the rights of any Holder of any Notes in any material respect or any change to any other provision of this Indenture that adversely affects the rights of any Holder of Notes under Section 12.04 or
     Article 10 hereof in any material respect (it being understood that amendments to Section 4.09 hereof which may have the effect of increasing the amount of Senior Debt that the Company and its Restricted Subsidiaries may incur shall not, for purposes of this clause (7), be deemed to be a change that adversely affects in a material respect the rights of any Holder of Notes under Section 12.04 or Article 10 hereof;

          (8) make any change in the foregoing amendment and waiver provisions of this Article 9.

SECTION 9.03  Compliance with Trust Indenture Act

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amendment or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04  Revocation and Effect of Consents

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee received before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of Notes, except as provided in Section 9.02 hereof.

SECTION 9.05  Notation on or Exchange of Notes

     The Trustee may, but shall not be required to, place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental indenture or waiver authorized pursuant to this Article 9 if the amendment or supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign any amended or supplemental indenture or waiver, the Trustee shall be entitled to receive, if requested, an indemnity satisfactory to it and to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms. The Company may not sign an amendment or supplemental indenture or waiver until the Board of Directors of the Company approves it.


                                  ARTICLE 10.

                                 SUBORDINATION

SECTION 10.01  Agreement to Subordinate

     The Company agrees, and each Holder by accepting a Note agrees, that the payment (by setoff, redemption, repurchase or otherwise) of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes (including with respect to any repurchases of the Notes) shall be subordinated in right of payment, as set forth in this Article 10, to the prior payment in full in cash, or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, of all Obligations in respect of Senior Debt of the Company, whether outstanding on the date hereof or hereafter incurred.

SECTION 10.02  Liquidation; Dissolution; Bankruptcy

     Upon any distribution to creditors of the Company upon any liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt of the Company will be entitled to receive payment in full in cash, or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, of all Obligations due or to become due in respect of such Senior Debt (including interest after the commencement of any such proceeding, at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes, and until all Obligations with respect to Senior Debt of the Company are paid in full in cash, or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, any distribution of any kind or character to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt of the Company (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described in Article 8 or Article 11 hereof).

SECTION 10.03  Default on Designated Senior Debt

     The Company shall not, directly or indirectly, (x) make any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes (except in Permitted Junior Securities or from the trust described in Article 8 or Article 11 hereof if no default of the kind referred to in clause
(i) below had occurred and was continuing, and no Payment Blockage Notice was in effect, at the time amounts were deposited with the Trustee as described therein) or (y) acquire any of the Notes for cash or property or otherwise or make any other distribution with respect to the Notes if:

          (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, or interest on, any Designated Senior Debt of the Company, or

          (ii) any other default occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated Senior Debt of the Company as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of such Designated Senior Debt of the Company.

          The Company may and shall resume payments on the Notes:

          (a) in the case of a payment default, upon the date on which such default is cured or waived or otherwise has ceased to exist, and

          (b) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or otherwise has ceased to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of the Company has been accelerated and such acceleration remains in full force and effect.

     No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default shall have been waived for a period of not less than 90 days.

     The Company shall give prompt written notice to the Trustee of any default in the payment of any Senior Debt of the Company or any acceleration under any Senior Debt of the Company or under any agreement pursuant to which Senior Debt of the Company may have been issued. Failure to give such notice shall not affect the subordination of the Notes to the Senior Debt of the Company or the application of the other provisions provided in this Article 10.

SECTION 10.04  Acceleration of Notes

          If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure shall constitute an Event of Default and shall entitle the Holders of Notes to accelerate the Maturity thereof. The Company shall promptly notify holders of Senior Debt of the Company and the Guarantors if payment of the Notes is accelerated because of an Event of Default.

SECTION 10.05  When Distribution Must be Paid Over

     In the event that, notwithstanding the foregoing, the Trustee or any Holder receives, any payment of any principal, premium, interest or Liquidated Damages, if any, on the Notes at a time when such payment is prohibited by Section 10.02 or 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, upon written request, the holders of Senior Debt of the Company as their interests may appear or their representative under the indenture or other agreement (if any) pursuant to which Senior Debt of the Company may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of the Company remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

     Each Holder by his acceptance of a Note irrevocably agrees that if any payment or payments shall be made pursuant to this Indenture and the amount or total amount of such payment or payments exceeds the amount, if any, that such Holder would be entitled to receive upon the proper application of the subordination provisions of this Article 10, such Holder agrees that it will be obliged to pay over the amount of the excess payment to the holders of Senior Debt of the Person that made such payment or payments or their representative or representatives, as instructed in a written notice of such excess payment, within ten days of receiving such notice.

     With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06  Notice by Company

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes to violate this
Article 10, but failure to give such notice shall not affect the subordination of the Notes to Senior Debt as provided in this Article 10.

SECTION 10.07  Subrogation

     After all Senior Debt of the Company is paid in full and until the Notes are paid in full in cash, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the Company to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt of the Company. A distribution made under this Article 10 to holders of Senior Debt of the Company that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on such Senior Debt.

     If any payment or distribution to which the Holders of Notes would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of amounts payable under the Senior Debt of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to pay all amounts payable under or respect of such Senior Debt in full; provided that such payments or distributions shall be paid first pro rata to Holders of Notes that previously paid amounts then pro rata to all Holders of Notes.

SECTION 10.08  Relative Rights

     This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt of the Company. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

          (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt of the Company; or

          (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders and owners of Senior Debt of the Company to receive distributions and payments otherwise payable to Holders of Notes.

     If the Company fails because of this Article 10 to pay principal of, premium, if any, interest or Liquidated Damages, if any, on, a Note on the due date, the failure is nevertheless a Default or an Event of Default.

SECTION 10.09  Subordination May Not be Impaired by Company

     No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10  Distribution or Notice to Representative

     Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11  Rights of Trustee and Paying Agent

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any principal of, premium, if any, interest or Liquidated Damages, if any, on, the Notes to violate this Article 10. Only the Company or a representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12  Authorization to Effect Subordination

     Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a representative of Designated Senior Debt of the Company is hereby authorized to file an appropriate claim for and on behalf of the Holders of Notes.


                                  ARTICLE 11.

                           SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge of Indenture

     This Indenture shall be discharged and will cease to be of further effect as to all Notes issued hereunder, except for Sections 7.07 and 8.05(b) hereof, which shall survive the satisfaction and discharge of this Indenture, when either

          (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

          (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company and the Company has irrevocably deposited or caused to be deposited with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on) and interest and Liquidated Damages, if any, to the date of maturity or date of redemption,

               (ii) the Company has paid or caused to be paid all sums payable by the Company under this Indenture, and

             (iii) the Company has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

SECTION 11.02  Application of Trust Money

     Subject to the provisions of the last paragraph of Section 4.03 all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to Persons entitled thereto, of the principal (and premium, if any) and interest and Liquidated Damages, if any, for whose payment such money has been deposited with the Trustee.

     If the Trustee or Paying Agent is unable to apply any money in accordance with Section 11.01 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no such deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company or any Guarantor has made any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on, any Notes following the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE 12.

                             SUBSIDIARY GUARANTEES

SECTION 12.01  Subsidiary Guarantee

     For value received, the Guarantors, jointly and severally, hereby unconditionally guarantee to the Holders of the Notes and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, (including interest and Liquidated Damages, if any, accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest or Liquidated Damages is allowed in such proceeding) on, the Notes, and all other amounts payable by the Company under the Notes and under this Indenture (collectively, the "Guaranteed Obligations"), when and as the same shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and this Indenture. Each Subsidiary Guarantee pursuant to this Article 12 constitutes a guarantee of payment in full when due and not merely a guarantee of collectibility. Notwithstanding the foregoing, each Guarantor's liability under this Section 12.01 shall be limited to the maximum amount that would not result in such Guarantor's Subsidiary Guarantee under this Section 12.01 constituting a fraudulent conveyance or fraudulent transfer under applicable law.

SECTION 12.02  Obligation of the Guarantors Unconditional

     Except as provided in Section 12.06 hereof, the obligations of each Guarantor hereunder shall be as aforesaid absolute and unconditional, and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company contained in the Notes or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company or its estate in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Company, the Holders of Notes or the Trustee of any rights or remedies under the Notes or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as additional security for the Notes, including all or any part of the rights of the Company under this Indenture, (v) the extension of the time for payment by the Company of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or this Indenture or of the time for performance by the Company of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in this Indenture or the Notes, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company, or any of the Guarantors or any of their respective assets, or the disaffirmance of this Subsidiary Guarantee pursuant to this
Article 12 or the Notes or this Indenture in any such proceeding, (viii) the release or discharge of the Company from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Notes or this Indenture or any Subsidiary Guarantee pursuant to this Article 12, or (x) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

SECTION 12.03  Waiver Relating to Subsidiary Guarantees

     Each Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or to realize on any collateral, protest or notice with respect to the Guaranteed Obligations and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guaranteed Obligations may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guaranteed Obligations without notice to them, and (iii) covenants that its Subsidiary Guarantee pursuant to this Article 12 will not be discharged except pursuant to
Section 12.05 hereof or by complete payment and performance of the Guaranteed Obligations and of its Subsidiary Guarantee pursuant to this Article 12.

SECTION 12.04  Subordination of Subsidiary Guarantees

     Each Guarantee of a Guarantor under this Article 12 is subordinate and junior in right of payment to the prior payment in full, in cash, or at the option of the holders of Senior Debt of such Guarantor, in Cash Equivalents, of all Senior Debt of such Guarantor, including any Guarantee issued by such Guarantor that constitutes Senior Debt of such Guarantor, to the same extent and in the same manner to which the Notes are subordinated pursuant to Article 10 hereof to the Senior Debt of the Company, and all provisions of Article 10 hereof applicable to the subordination of the Notes shall similarly apply to the subordination of the Subsidiary Guarantees pursuant to this Article 12.

SECTION 12.05  Guarantors May Consolidate, etc., on Certain Terms

     Subject to Section 12.06 hereof, no Guarantor (including any existing or future Restricted Subsidiary that becomes an additional Guarantor) may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and expressly assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and this Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. In connection with any consolidation or merger contemplated by this Section 12.05, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture comply with this Article 12 and that all conditions precedent herein provided relating to such transaction have been complied with.

     The provisions of clause (i) of the preceding paragraph shall not apply if the Person formed by or surviving the relevant consolidation or merger or to which the relevant sale, assignment, transfer, lease, conveyance or other disposition shall have been made is the Company, a Guarantor or a Person that is not, after giving effect to such transaction, a Restricted Subsidiary of the Company.

SECTION 12.06  Release of Subsidiary Guarantee

     In the event of (i) a merger or consolidation to which a Guarantor is a party, then the Person formed by or surviving such merger or consolidation (if, after giving effect to such transaction, other than the Company or a Restricted Subsidiary of the Company) shall be released and discharged from the obligations of such Guarantor under its Subsidiary Guarantee, (ii) a sale or other disposition (whether by merger, consolidation or otherwise) of all of the Equity Interests of a Guarantor at the time owned by the Company and its

Restricted Subsidiaries to any Person that, after giving effect to such transaction, is neither the Company nor a Restricted Subsidiary of the Company, or (iii) the release and discharge of a Guarantor from all obligations under Guarantees of (x) Obligations under the Credit Agreement and (y) any other Indebtedness of the Company or any of its Restricted Subsidiaries, then, in each such case, such Guarantor shall be released and discharged from its obligations under its Subsidiary Guarantee; provided that, in the case of each of clauses
(i) and (ii) above, (A) the relevant transaction is in compliance with the terms of this Indenture and (B) the Person being released and discharged shall have been released and discharged from all obligations it might otherwise have under Guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries and, in the case of each of clauses (i), (ii) and (iii) above, immediately after giving effect to such transaction, no Default or Event of Default shall exist.

     Upon any Guarantor ceasing to be a Guarantor pursuant to any provision of this Indenture, at the request of the Company which request shall be accompanied by an Officers' Certificate and an Opinion of Counsel, each certifying that no Event of Default (or event or condition which with the giving of notice or the passage of time would become an Event of Default) exists and is continuing and that all conditions precedent herein provided relating to this Section 12.06 have been complied with, the Trustee shall execute and deliver an appropriate instrument evidencing any such release. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes and for the other obligations of such Guarantor under this Indenture as and to the extent provided in this Indenture.

SECTION 12.07  Contribution of Guarantors

     In the event that any Guarantor (such Guarantor being herein referred to as the "Funding Party") shall make a payment under its Subsidiary Guarantee pursuant to this Article 12, it shall be entitled to a contribution from each other Guarantor (each, a "Contri butor") in the amount of such Contributor's pro rata share of the amount of such payment by such Funding Party so long as exercise of such right does not impair the rights of Holders of Notes under any Subsidiary Guarantee. The failure of a Contributor to discharge its obligations under this Section 12.07 shall not affect the obligations of any Guarantor under its Subsidiary Guarantee pursuant to this Article 12. The obligations under this Section 12.07 shall be unaffected by any of the events described in Section
12.02 or any comparable events pertaining to the Funding Party, its Subsidiary Guarantee or the undertakings in this Section 12.07.

SECTION 12.08.  Reinstatement of Subsidiary Guarantees

      Each Guarantee pursuant to this Article 12 shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of any of the Guaranteed Obligations is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of Notes or by the Trustee, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.


                                  ARTICLE 13.

                                 MISCELLANEOUS

SECTION 13.01  Trust Indenture Act Controls

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

SECTION 13.02  Notices

     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered by hand delivery, by first-class mail (registered or certified, return receipt requested), by facsimile or by overnight air courier guaranteeing next day delivery, to the others' addresses as follows:

          If to the Company or any Guarantor:

               Vail Resorts, Inc.
               137 Benchmark Road
               Avon, Colorado 81620
               Attention: James P. Donohue
                Chief Financial Officer
               Telecopier No.: (970) 845-2511

          If to the Trustee:

               United States Trust Company of New York
               114 West 47th Street, Floor 25
               New York, New York 10036
               Attention: Corporate Trust Department
               Telecopier No.: (212) 852-1625

     The Company, any Guarantor or the Trustee by notice to the others may designate additional or different addresses of subsequent notices or communications.

     All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly received: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder of Notes shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of Notes or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03  Communication by Holders with Other Holders

     Holders of Notes may communicate pursuant to TIA (S)312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA (S)312(c). Upon qualification of this Indenture under the TIA, the Trustee shall otherwise comply with TIA (S)312(b).

SECTION 13.04  Certificate and Opinion as to Conditions Precedent

     Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action under this Indenture, the Company and/or any Guarantor, as the case may be, shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 1.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 1.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 13.05  Rules by Trustee and Agents

     The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.06  Legal Holidays

     In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 2.12 hereof, or any Maturity with respect to any Note shall not be a Business Day, then (notwithstanding any other provisions of this Indenture) or the Notes payment of interest or Liquidated Damages, if any, or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 2.12 hereof or Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 2.12 or Maturity, as the case may be, to the next succeeding Business Day.

SECTION 13.07 No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

SECTION 13.08  Governing Law; Submission to Jurisdiction

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. BY THE EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE COMPANY AND THE GUARANTORS SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

SECTION 13.09  No Adverse Interpretation of Other Agreements

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10  Successors and Assigns

     All covenants and agreements in this Indenture and the Notes by the Company and the Guarantors shall bind their respective successors and assigns. All covenants and agreements in this Indenture by the Trustee shall bind its successor and assigns.

SECTION 13.11  Severability

     In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.12  Counterpart Originals

     This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of them together shall represent the same agreement.

SECTION 13.13  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.



                        [Signatures on following pages]

  IN WITNESS WHEREOF, the undersigned have caused this Indenture to be executed as of the date first above written.


                              VAIL RESORTS, INC.



                              By:    /s/ James P. Donohue
                                 -------------------------------------------
                                  Name:  James P. Donohue
                                  Title: Senior Vice President and Chief
                                         Financial Officer



                   [Indenture Signature Page for the Company]

GHTV, Inc.
Gillett Broadcasting of Maryland, Inc.
Gillett Broadcasting, Inc.
Gillett Group Management, Inc.
Vail Holdings, Inc.
The Vail Corporation
Beaver Creek Associates, Inc.
Beaver Creek Consultants, Inc.
Lodge Properties, Inc.
Piney River Ranch, Inc.
Vail Food Services, Inc.
Vail Resorts Development Company
Vail Summit Resorts, Inc.
Vail Trademarks, Inc.
Vail/Arrowhead, Inc.
Vail/Beaver Creek Resort Properties, Inc.
Beaver Creek Food Services, Inc.
Lodge Realty, Inc.
Vail Associates Consultants, Inc.
Vail Associates Holdings, Ltd.
Vail Associates Management Company
Vail Associates Real Estate, Inc.
Vail/Battle Mountain, Inc.
Keystone Conference Services, Inc.
Keystone Development Sales, Inc.
Keystone Food and Beverage Company
Keystone Resort Property Management Company
Property Management Acquisition Corp., Inc.
The Village at Breckenridge Acquisition Corp., Inc.

Each by its authorized officer:

By: /s/ James P. Donohue
   --------------------------------
     Name:  James P. Donohue
     Title:  Senior Vice President



                   [Indenture Signature Page for Guarantors]

UNITED STATES TRUST COMPANY
OF NEW YORK, as Trustee


By: /s/ Cynthia Chaney
   --------------------------------
Name:   CYNTHIA CHANEY
Title:  ASSISTANT VICE PRESIDENT



                    [Indenture Signature Page for Trustee]

                                   EXHIBIT A

                                 [Face of Note]


[FOR GLOBAL NOTES: THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF

THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


                                                    CUSIP:  ______________

No. ____                                                     U.S.$______________

                               VAIL RESORTS, INC.

                   8 3/4% Senior Subordinated Notes due 2009


          VAIL RESORTS, INC., a Delaware corporation. for value received, promises to pay to __________________________, or its registered assigns, the principal sum of _____________________________________ AND NO/100 UNITED STATES
DOLLARS (U.S.$___________) on May 15, 2009.

          Interest Payment Dates: May 15 and November 15

          Record Dates: May 1 and November 1

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.



                                    VAIL RESORTS, INC.


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:

Dated:
(Trustee's Certificate of Authentication)


This is one of the Notes referred to
in the within-mentioned Indenture:

UNITED STATES TRUST COMPANY
OF NEW YORK, as Trustee


By:
    ----------------------------------
     Authorized Signatory

                             [Reverse Side of Note]

                               VAIL RESORTS, INC.

                   8 3/4% Senior Subordinated Notes due 2009

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Interest.
     --------

     VAIL RESORTS, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at 8 3/4% per annum from May 11, 1999 until maturity and to pay Liquidated Damages, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.
     -----------------

     The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.   Paying Agent and Registrar.
     --------------------------

     Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may not act in any such capacity.

4.   Indenture.
     ---------

     The Company issued the Notes under an Indenture dated as of May 11, 1999 (the "Indenture") among the Company, the Guarantors named on the signature pages thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are general obligations of the Company limited to $300 million in aggregate principal amount.

5.   Optional Redemption.
     -------------------

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to May 15, 2004. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

      Year                                           Percentage
      ----                                           -----------
      2004.......................................     104.375%
      2005.......................................     102.916%
      2006.......................................     101.458%
      2007 and thereafter........................     100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to May 15, 2002, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes theretofore issued under the Indenture at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes theretofore issued remains outstanding immediately following each such redemption and (ii) the redemption shall occur within 60 days of the closing of any such Equity Offering.

     (c) In addition, at any time prior to May 15, 2004, following the occurrence of a Change of Control, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice given within 30 days following such Change of Control, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date.

6.   Notice of Redemption.
     --------------------

     A notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date, unless the Company defaults in making the redemption payments, interest and Liquidated Damages, if any, ceases to accrue on Notes or portions thereof called for redemption.

7.   Mandatory Redemption.
     --------------------

     Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

8.   Repurchase at Option of Holder.
     ------------------------------

     (a) If there is a Change of Control, unless notice of redemption of the Notes in whole has been given pursuant to Sections 3.04 and 3.08 of the Indenture, the Company shall be required to make an offer (a "Change of Control Offer") to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Notice of a Change of Control Offer shall be mailed within 30 days following a Change of Control to each Holder of the Notes containing the information set forth in Section 4.17 of the Indenture.

     (b) When the aggregate amount of Excess Proceeds from one or more Asset Sales exceeds $10.0 million, the Company shall make an offer to all Holders of Notes (and holders of other Indebtedness of the Company to the extent required by the terms of such other Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of Notes (and other such Indebtedness) that does not exceed the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes (and other such Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes (and such other Indebtedness) tendered exceeds the amount of Excess Proceeds, the Notes (and such other Indebtedness) to be purchased shall be selected on a pro rata basis.

9.   Denominations, Transfer, Exchange.
     ---------------------------------

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the day of any selection of Notes to be redeemed or during the period between a record date and the day of any selection of Notes for the corresponding Interest Payment Date.

10.  Persons Deemed Owners.
     ---------------------

     The registered Holder of a Note may be treated as its owner for all purposes.

11.  Amendment, Supplement And Waiver.
     --------------------------------

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger, consolidation or sale of assets, to provide security for the Notes, to add a Guarantor, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

12.  Events of Default And Remedies.
     ------------------------------

     Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by Article 10 of the Indenture); (ii) default in payment when due (whether payable at maturity, upon redemption or repurchase or otherwise) of principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (iii) failure by the Company or its Restricted Subsidiaries to comply with the provisions of Article 5 of the Indenture; (iv) failure by the Company to comply with Sections 3.10, 4.16 or
4.17 of the Indenture (whether or not prohibited by Article 10 of the Indenture), other than a failure to purchase Notes pursuant to an offer commenced under such provisions, which shall be subject to clause (ii) above, for 30 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes other than those referred to in clauses (i) through (iv) above; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Closing Date, which default (a) is caused by a failure to pay principal after final maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more without such Indebtedness being discharged or such acceleration having been cured, waived or rescinded within 30 days of acceleration; (vii) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $10.0 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Guarantee of the Notes by a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any other reason to be in full force and effect, or any Guarantor which is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes and all other Obligations thereunder to be due and payable by notice in writing to the Company and the Trustee. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium and Liquidated Damages, if any, or interest on the Notes.

13.  Subordination.
     -------------

     Each Holder by accepting a Note agrees that the payment (by set-off, redemption, repurchase or otherwise) of principal of, and premium, if any, and interest and Liquidated Damages, if any, on, the Notes (including with respect to any repurchases of the Notes) is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash, or, at the option of holders of Senior Debt of the Company, in Cash Equivalents, of all Obligations in respect of Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter incurred.

14.   Subsidiary Guarantees.
     ----------------------

     Pursuant to the Indenture, payment of the Notes is guaranteed, jointly and severally, on a senior subordinated basis by GHTV, Inc., a Delaware corporation, Gillett Broadcasting of Maryland, Inc., a Delaware corporation, Gillett Broadcasting, Inc., a Delaware corporation, Gillett Group Management, Inc., a Delaware corporation, Vail Holdings, Inc., a Colorado corporation, The Vail Corporation, a Colorado corporation, Beaver Creek Associates, Inc., a Colorado corporation, Beaver Creek Consultants, Inc., a Colorado corporation, Lodge Properties, Inc., a Colorado corporation, Piney River Ranch, Inc., a Colorado corporation, Vail Food Services, Inc., a Colorado corporation, Vail Resorts Development Company, a Colorado corporation, Vail Summit Resorts, Inc., a Colorado corporation, Vail Trademarks, Inc., a Colorado corporation, Vail/Arrowhead, Inc., a Colorado corporation, Vail/Beaver Creek Resort Properties, Inc., a Colorado corporation, Beaver Creek Food Services, Inc., a Colorado corporation, Lodge Realty, Inc., a Colorado corporation, Vail Associates Consultants, Inc., a Colorado corporation, Vail Associates Holdings, Ltd., a Colorado corporation, Vail Associates Management Company, a Colorado corporation, Vail Associates Real Estate, Inc., a Colorado corporation, Vail/Battle Mountain, Inc., a Colorado corporation, Keystone Conference Services, Inc., a Colorado corporation, Keystone Development Sales, Inc., a Colorado corporation, Keystone Food and Beverage Company, a Colorado corporation, Keystone Resort Property Management Company, a Colorado corporation, Property Management Acquisition Corp., Inc., a Tennessee corporation, The Village at Breckenridge Acquisition Corp., Inc., a Tennessee corporation, and, under certain circumstances set forth in the Indenture, may be guaranteed by certain other Restricted Subsidiaries of the Company. Under certain circumstances set forth in the Indenture, each of the Guarantors may be released from its obligations under the Indenture and the Notes.

15.  Trustee Dealings With Company.
     -----------------------------

     The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or any Affiliate of the Company, and may otherwise deal with the Company, any Guarantor or any Affiliate of the Company, as if it were not the Trustee.

16.  No Recourse Against Others.
     --------------------------

     No director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.  Authentication.
     --------------

     This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18.  Abbreviations.
     -------------

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.  Additional Rights of Holders of Restricted Global Notes and Restricted
     ----------------------------------------------------------------------
Definitive Notes.
----------------

     In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of May 11, 1999 (the "Registration Rights Agreement"), among the Company, the Guarantors and the Initial Purchasers.

20.  Governing Law.
     -------------

     THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

21.  CUSIP Numbers.
     -------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

VAIL RESORTS, INC.
137 Benchmark Road
Avon, Colorado 81620
Attention:  James P. Donohue
            Chief Financial Officer

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     -------------

                              Your Signature:
                                             ---------------------------
                                             (Sign exactly as your name appears
                                             on the face of this Note)

Signature Guarantee*:
                     --------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.16 or 4.17 of the Indenture, check the appropriate box below:

                  [_] Section 4.16      [_] Section 4.17

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

                                $
                                 --------------

Date:
     ---------------

                                       Your Signature:
                                                       -----------------------
                                            (Sign exactly as your name appears
                                            on the face of this Note)

                                       Tax Identification No.:
                                                              ----------------

Signature Guarantee*:
                     -----------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                     Principal Amount         Signature of
                    Amount of decrease in  Amount of increase in   of this Global Note    authorized signatory
                      Principal Amount       Principal Amount         following such         of Trustee or
 Date of Exchange    of this Global Note    of this Global Note   decrease (or increase)     Note Custodian
------------------  ---------------------  ---------------------  ----------------------  --------------------


                                                                       EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

VAIL RESORTS, INC.
137 Benchmark Road
Avon, Colorado 81620
Attention: James P. Donohue

UNITED STATES TRUST COMPANY OF NEW YORK
114 West 47th Street
New York, New York 10036
Attention: Corporate Trust Trustee Administration

ss        Re:  8 3/4% Senior Subordinated Notes due 2009

     Reference is hereby made to the Indenture, dated as of May 11, 1999 (the "Indenture"), among VAIL RESORTS, INC., as issuer (the "Company"), the Guarantors named on the signature pages thereto and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

          1.   [ ]  Check if Transferee will take delivery of a beneficial
                    ------------------------------------------------------
interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.
---------------------------------------------------------------------------
The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          2.   [ ]  Check if Transferee will take delivery of a beneficial
                    ------------------------------------------------------
interest in the Regulation S Global Note or a Definitive Note pursuant to
-------------------------------------------------------------------------
Regulation S.  The Transfer is being effected pursuant to and in accordance with
------------
Rule 903 or Rule 904 under the Securities

Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          3.   [ ]  Check and complete if Transferee will take delivery of a
                    --------------------------------------------------------
beneficial interest in the IAI Global Note or a Definitive Note pursuant to any
-------------------------------------------------------------------------------
provision of the Securities Act other than Rule 144A or Regulation S.  The
--------------------------------------------------------------------
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

          (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel
                    ---------
     provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or Definitive Notes and in the Indenture and the Securities Act.

          4.   [ ]  Check if Transferee will take delivery of a beneficial
                    ------------------------------------------------------
interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
-----------------------------------------------------------------------------

          (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    ----------------------------------------
                                           [Insert Name of Transferor]



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

Dated:
      -------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER


1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

        (a)    [ ]      a beneficial interest in the:

               (i)      [ ]  144A Global Note (CUSIP 91879QAA7); or

               (ii)     [ ]  Regulation S Global Note (CUSIP U90984AA0); or

               (iii)    [ ]  IAI Global Note (CUSIP ____________); or

        (b)    [ ]      a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

        (a)    [ ]      a beneficial interest in the:

               (i)      [ ]   144A Global Note (CUSIP 91879QAA7); or

               (ii)     [ ]   Regulation S Global Note (CUSIP U90984AA0); or

               (iii)    [ ]   IAI Global Note (CUSIP ____________); or

               (iv)     [ ]   Unrestricted Global Note (CUSIP              ); or

          (b)           [ ]   a Restricted Definitive Note; or

          (c)           [ ]   an Unrestricted Definitive Note,

          in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE

VAIL RESORTS, INC.
137 Benchmark Road
Avon, Colorado 81620
Attention: James P. Donohue

UNITED STATES TRUST COMPANY OF NEW YORK
114 West 47th Street
New York, New York 10036
Attention: Corporate Trust Trustee Administration

          Re:  8 3/4% Senior Subordinated Notes due 2009

                              (CUSIP ____________)

     Reference is hereby made to the Indenture, dated as of May 11, 1999 (the "Indenture"), among VAIL RESORTS, INC., as issuer (the "Company"), the Guarantors named on the signature pages thereto and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1.   Exchange of Restricted Definitive Notes or Beneficial Interests
               ---------------------------------------------------------------
in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial
---------------------------------------------------------------------------
Interests in an Unrestricted Global Note
----------------------------------------

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.
In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2.   Exchange of Restricted Definitive Notes or Beneficial Interests
               ---------------------------------------------------------------
in Restricted Global Notes for Restricted Definitive Notes or Beneficial
------------------------------------------------------------------------
Interests in Restricted Global Notes
------------------------------------

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                   ------------------------------------------
                                           [Insert Name of Transferor]

                                   By:
                                      ---------------------------------------
                                      Name:
                                      Title:

Dated:
      -----------------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

VAIL RESORTS, INC.
137 Benchmark Road
Avon, Colorado 81620
Attention: James P. Donohue

UNITED STATES TRUST COMPANY OF NEW YORK
114 West 47th Street
New York, New York 10036
Attention: Corporate Trust Trustee Administration

          Re: 8 3/4% Senior Subordinated Notes due 2009

     Reference is hereby made to the Indenture, dated as of May 11, 1999 (the "Indenture"), among VAIL RESORTS, INC., as issuer (the "Company"), the Guarantors named on the signature pages thereto and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)  [ ]  a beneficial interest in a Global Note, or

          (b)  [ ]  a Definitive Note,

          we confirm that:

          1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. Persons that occur outside the United States within the meaning of Regulations S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or

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for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) or Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clauses (d), (e) and (f) above to require the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to the Company and the Trustee.

          2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor", and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          3. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                      [Insert Name of Accredited Investor]
                                   ------------------------------------------


                                   By:
                                      ---------------------------------------
                                      Name:
                                      Title:

Dated:
      --------------------

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